UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 1, 2011

Trimble Navigation Limited
(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

As previously announced, Trimble Navigation Limited (the “Company”) entered into a Combination Agreement (the “Combination Agreement”) with Tekla Corporation, a public limited company incorporated and existing under the laws of Finland with its sole class of equity listed on the NASDAQ OMX Helsinki stock exchange (“Tekla”), pursuant to which the Company, indirectly through Trimble Finland Oy (“Trimble Finland”), the Company’s wholly-owned Finnish subsidiary, offered to acquire all of the outstanding shares in Tekla through a public tender offer (the “Tender Offer”), and, if necessary, through subsequent compulsory redemption proceedings in accordance with the Finnish Companies Act.

On June 30, 2011, Trimble Finland announced the conclusion of the Tender Offer which expired on June 27, 2011, 8:00 p.m. local Finnish time.  According to Nordea Corporate Finance, the depositary for the Tender Offer, as of the Tender Offer expiration, a total of 22,368,148 shares in Tekla were validly tendered and not properly withdrawn, representing approximately 99.46% of the outstanding shares in Tekla.  Since the Tender Offer has expired, no tendered shares in Tekla may be withdrawn from the Tender Offer.

In accordance with the terms of the Combination Agreement, on June 28, 2011, Tekla announced that it will pay an additional dividend of EUR 0.80 per share (the “Dividend”) (totaling EUR 17,996,800) on July 8, 2011 to each of its shareholders of record as of July 1, 2011.  Pursuant to the terms of the Combination Agreement, the Dividend will decrease the offer price to be paid by Trimble Finland in the Tender Offer by EUR 0.80 per share and, as a result, the final offer price of EUR 14.20 per share shall be paid to the Tekla shareholders who have validly tendered their shares in the Tender Offer.   Trimble Finland anticipates that the trades to complete the Tender Offer will be executed on or about July 5, 2011 and the final offer price of EUR 14.20 per share shall be paid to Tekla shareholders on or about July 8, 2011, as of which date the ownership of the tendered shares will be transferred to Trimble Finland and the Tender Offer will be completed.

On June 30, 2011, Trimble Finland announced its intention to acquire the remaining outstanding shares in Tekla not acquired in the Tender Offer.  As Trimble Finland’s ownership upon the settlement of the trades to complete the Tender Offer will exceed nine-tenths (9/10) of the outstanding shares in Tekla, Trimble Finland will initiate compulsory redemption proceedings for the remaining shares in Tekla under the Finnish Companies Act. Trimble Finland may also purchase shares in Tekla not acquired in the Tender Offer in public trading on NASDAQ OMX Helsinki at a price not exceeding the final offer price in the Tender Offer of EUR 14.20 per share.

This Current Report includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report due to certain risks and uncertainties.  Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to (i) realizing the anticipated benefits of the acquisition of Tekla, (ii) successfully completing the acquisition of Tekla’s shares and the timing of such acquisition, (iii) Trimble’s ability to successfully integrate Tekla’s products and services and (iv) the risks and uncertainties associated with unexpected expenditures or assumed liabilities that may be incurred as a result of the acquisition and retaining key Tekla personnel and customers. Any failure to achieve predicted results could negatively impact Trimble’s revenues, cash flow from operations, and other financial results.  Trimble’s financial results will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein, especially in light of greater uncertainty than normal in the economy in general. These statements reflect Trimble’s position as of the date of this release. Trimble expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in Trimble’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED a California corporation

Dated: July 1, 2011	By:	/s/ James A. Kirkland
James A. Kirkland
Vice President and General Counsel

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